Exhibit 99.1

Tilray, Inc. Announces Pricing of its $90.4 Million Registered Offering

MARCH 13, 2020 8:00 AM

NANAIMO, BRITISH COLUMBIA, March 13, 2020 — Tilray, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY), a global pioneer in cannabis production, research, cultivation and distribution, announced today that it has priced an underwritten registered offering of 7,250,000 shares of its Class 2 common stock and, in lieu of Class 2 common stock, pre-funded warrants to purchase 11,750,000 shares of Class 2 common stock, and accompanying warrants to purchase 19,000,000 shares of its Class 2 common stock (or, for investors who so choose, pre-funded warrants to purchase shares of Class 2 common stock) at a price to the public of $4.76 per share and accompanying warrant (or $4.7599 per pre-funded warrant and accompanying warrant). Tilray’s gross proceeds from this offering are expected to be approximately $90.4 million, before deducting underwriting discounts and estimated offering expenses. All of the securities in the offering are being sold by Tilray. The warrants will be exercisable beginning six months after issuance at a price of $5.95 per share of Class 2 common stock and have a term of five years commencing on the date of exercisability. The offering is expected to close on March 17, 2020, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering for general corporate purposes.

Canaccord Genuity LLC is acting as sole book-running manager for the offering.

The offering is being made only by means of a prospectus supplement and an accompanying prospectus filed as part of an automatically effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S- 3 on September 11, 2019. The prospectus supplement and accompanying prospectus for the offering will be filed with the SEC and will be available on the SEC’s website, www.sec.gov. Copies of the prospectus supplement and accompanying prospectus, when available, may also be obtained from Canaccord Genuity LLC Attention: Syndicate Department, 99 High Street, 12th Floor, Boston, Massachusetts 02110, or by telephone at (617) 371-3900 or by e-mail at prospectus@cgf.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tilray®

Tilray (Nasdaq: TLRY) is a global pioneer in the research, cultivation, production and distribution of cannabis and cannabinoids currently serving tens of thousands of patients and consumers in 15 countries spanning five continents.

Forward-Looking Statements

This press release contains “forward-looking statements”, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, including statements in respect of Tilray`s expected use of net proceeds and the closing of the offering. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements, and they are not guarantees of future results. Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Tilray’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the prospectus supplement and accompanying prospectus, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

Contact

Media, Global: Chrissy Roebuck, +1-833-206-8161, news@tilray.com

Investors: Rachel Perkins, +1-646-277-1221, rachel.perkins@icrinc.com